                                                                     Exhibit 5.1




                                 ALSTON&BIRD LLP

                                 90 Park Avenue
                            New York, New York 10016

                                  212-210-9400
                                Fax: 212-210-9444
                                 www.alston.com

MARK F. MCELREATH       DIRECT DIAL: 212-210-9595  E-MAIL: MMCELREATH@ALSTON.COM

                                  July 20, 2005

Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York  10022

      Re: Registration Statement on Form S-3 (File No. 333-119376) and Registration Statement on Form S-3 (File No. 333-126494)

Gentlemen:

      We have acted as counsel to Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration statement (the "Registration Statement") on Form S-3, filed on September 29, 2004, by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on October 13, 2004, covering 5,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), and the registration statement (the "Rule 462 Registration Statement") on Form S-3, filed on July 11, 2005, by the Company with the Commission pursuant to Rule 462 of the Securities Act covering 780,000 shares of Common Stock. Pursuant to an underwriting agreement dated July 14, 2005, the Company issued 5,030,000 shares of Common Stock to the underwriters on July 20, 2005, and an additional 750,000 shares of Common Stock to the underwriters on July 20, 2005, which constituted the underwriters' entire overallotment option. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

      We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, the Registration Statement and the Rule 462 Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

      As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or


    One Atlantic Center           Bank of America Plaza         3201 Beechleaf Court, Suite 600  601 Pennsylvania Avenue, N.W.
1201 West Peachtree Street  101 South Tryon Street, Suite 4000      Raleigh, NC 27604-1062         North Building, 10th Floor
  Atlanta, GA 30309-3424         Charlotte, NC 28280-4000                919-862-2200              Washington, DC 20004-2601
       404-881-7000                    704-444-1000                    Fax: 919-862-2260                  202-756-3300
     Fax: 404-881-7777              Fax: 704-444-1111                                                  Fax: 202-756-3333

Keryx Biopharmaceuticals, Inc.
July 20, 2005
Page 2



comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

      Based upon the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement and the Rule 462 Registration Statement are legally issued, fully paid and nonassessable.

      The opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and we do not express any opinion herein concerning any other laws.

      This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and the Rule 462 Registration Statement, and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to a Form 8-K, as required by law. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

                                    Sincerely,

                                    ALSTON & BIRD LLP



                                    By:  /s/ Mark F. McElreath
                                         Mark F. McElreath,
                                         A Partner